Exhibit 10.5.2

IKANOS COMMUNICATIONS, INC.

AMENDED AND RESTATED

2004 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT FOR EMPLOYEES IN INDIA

Unless otherwise defined herein, the terms defined in the amended and restated 2004 Equity Incentive Plan (the “US Plan”) and the Rules for Employees in India (the “India Plan”and, in conjunction with the US Plan, the “Plan”) will have the same defined meanings in this Stock Option Agreement for Employees in India (the “Agreement”).

I.                    AGREEMENT

A.   Grant of Option.

The Administrator hereby grants to individual named in the Notice of Grant attached as Part I of this Agreement (the “Participant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 20(c) of the US Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will prevail.

B.   India Plan.

Pursuant to the terms of the India Plan, it is intended that Options granted under the Plan shall qualify for favorable tax treatment under the Guidelines set forth by the Government of India (the “Guidelines”) and this Agreement and the Plan shall be construed accordingly. Notwithstanding the foregoing, certain events may affect the status of the India Plan and it may be disqualified in the future. Neither the Company nor Participant’s employer make any undertakings or representations to maintain the qualified status of the India Plan, and Participant will not be entitled to any damages if the India Plan, and thus the Option, no longer qualifies for favorable tax treatment under the Guidelines.

C.   Exercise of Option.

1.   Right to Exercise.   This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Agreement.

2.   Method of Exercise.   This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”) or in such other form and manner as determined by the Administrator, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable withholding taxes. This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

No Shares will be issued pursuant to the exercise of this Option unless such issuance and exercise comply with Applicable Laws.

D.   Method of Payment.

Due to local exchange control restrictions, Participant will not be permitted to use the “cashless-sell to cover”exercise method. Under a cashless-sell to cover method, the Participant issues instructions to a brokerage firm to exercise the Option and to effect the immediate sale of the number of Shares necessary to cover the aggregate Exercise Price payable for the purchased Shares, plus applicable taxes and brokerage fees, if any, and remit the remaining Shares to the Participant.

Subject to this restriction, payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:

1.      cash;

2.      check; or

3.      consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan (with the exception of a “cashless-sell to cover”exercise).

E.   Non-Transferability of Option.

This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

F.   Term of Option.

This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

G.   Withholding Taxes.   Regardless of any action Company or Participant’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by him or her is and remains Participant’s responsibility and that Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax- Related Items.

Prior to exercise of the Option, Participant will pay or make adequate arrangements satisfactory to Company and/or the Employer to satisfy all withholding and payment on account obligations of Company and/or the Employer. In this regard, Participant authorizes Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by Participant from his or her wages or other cash compensation paid to Participant by Company and/or the Employer or from proceeds of the sale of Shares. Alternatively, or in addition, if permissible under local law, Company may (1) sell or arrange for the sale of Shares that Participant acquires to meet the withholding obligation for Tax-Related Items, and/or (2) withhold in Shares, provided that Company only withholds the amount of Shares necessary to satisfy the minimum withholding amount. Finally, Participant will pay to Company or the Employer any amount of Tax-Related Items that Company or the Employer may be required to withhold as a result of Participant’s participation in the Plan or Participant’s purchase of Shares that cannot be satisfied by the means previously described. Company may refuse to honor the exercise and refuse to deliver the Shares if Participant fails to comply with his or her obligations in connection with the Tax-Related Items as described in this section.

H.   Entire Agreement; Governing Law.

The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant. This Agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

I.   NO GUARANTEE OF CONTINUED SERVICE.

PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE EMPLOYER (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE EMPLOYER TO TERMINATE PARTICIPANT’S RELATIONSHIP A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE IN ACCORDANCE WITH APPLICABLE LAW.

J.   Nature of Grant.   In accepting the grant, Participant acknowledges that:

1.      the Plan is established voluntarily by Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by Company at any time, unless otherwise provided in the Plan and this Agreement;

2.      the grant of the Option is voluntary and occasional and not a customary right or privilege and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;

3.      all decisions with respect to future option grants, if any, will be at the sole discretion of Company;

4.      the Participant’s participation in the Plan will not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate Participant’s employment relationship at any time with or without cause;

5.      the Participant is voluntarily participating in the Plan;

6.      the Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to Company or the Employer, and which is outside the scope of Participant’s employment contract, if any;

7.      the Option is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for Company or the Employer;

8.      in the event that Participant is not an employee of Company, the Option grant will not be interpreted to form an employment contract or relationship with Company; and furthermore, the Option grant will not be interpreted to form an employment contract with the Employer or any Subsidiary or affiliate of Company;

9.      the future value of the underlying Shares is unknown and cannot be predicted with certainty;

10.    if the underlying Shares do not increase in value, the Option will have no value;

11.    if Participant exercises his or her Option and obtain Shares, the value of those Shares acquired upon exercise may increase or decrease in value, even below the exercise price;

12.    in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Option or Shares purchased through exercise of the Option resulting from termination of Participant’s employment by Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and Participant irrevocably releases Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, Participant will be deemed irrevocably to have waived his or her entitlement to pursue such claim; and

13.    in the event of termination of Participant’s employment (whether or not in breach of local labor laws), Participant’s right to receive the Option and vest in the Option under the Plan, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave”or similar period pursuant to local law); furthermore, in the event of termination of employment (whether or not in breach of local labor laws), Participant’s right to exercise the Option after termination of employment, if any, will be measured by the date of termination of Participant’s active employment and will not be extended by any notice period mandated under local law; the Administrator shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of his or her Option grant.

K.   Data Privacy.   Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this document by and among, as applicable, the Employer, and Company and its subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Participant’s country or elsewhere, and that the recipients’country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting Participant’s local human resources representative. Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom Participant may elect to deposit any shares of stock acquired upon exercise of the Option. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative. Participant understands, however, that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

L.   Electronic Delivery.   Company may, in its sole discretion, decide to deliver any documents related to the Option granted under and participation in the Plan or future options that may be granted under the Plan by electronic means or to request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by Company or another third party designated by Company.

M.   Language.   If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

N.   Severability.   The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

O.   Exchange Control Notification.   Participant hereby agrees to comply with the India Foreign Exchange Management Act and conditions from the Reserve Bank of India (“RBI”), including:

1.      Repatriating the proceeds from any dividends or the sale of Shares to India within a reasonable time of receipt; and

2.      Providing evidence of repatriation of funds (e.g., a certificate of foreign remittance) to the Company, the Employer or the RBI upon request.

[Remainder of Page Intentionally Left Blank]

By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Agreement. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT:	IKANOS COMMUNICATIONS, INC.

Signature	By

Print Name	Title

Residence Address

EXHIBIT A

IKANOS COMMUNICATIONS, INC.

AMENDED AND RESTATED

2004 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

Ikanos Communications, Inc.
[ADDRESS]

Attention:

1.   Exercise of Option.   Effective as of today,                                 ,           , the undersigned (“Participant”) hereby elects to purchase                              shares (the “Shares”) of the Common Stock of Ikanos Communications, Inc. (the “Company”) under and pursuant to the amended and restated 2004 Equity Incentive Plan (the “US Plan”), the Rules for Employees in India (the “India Plan”and, in conjunction with the US Plan, the “Plan”) and the Agreement dated                            (the “Agreement”). The purchase price for the Shares will be $                          , as required by the Agreement.

2.   Delivery of Payment.   Participant herewith delivers to the Company the full purchase price for the Shares and any required withholding taxes to be paid in connection with the exercise of the Option.

3.   Representations of Participant.   Participant acknowledges that Participant has received, read and understood the Plan and the Agreement and agrees to abide by and be bound by their terms and conditions.

4.   Rights as Stockholder.   Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Participant as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 15 of the US Plan.

5.   Tax Consultation.   Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for

6.   Entire Agreement; Governing Law.   The Plan, India Plan and Agreement are incorporated herein by reference. This Agreement, the Plan and the Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

Submitted by:	Accepted by:

PURCHASER:	IKANOS COMMUNICATIONS, INC.

Signature	By

Print Name	Its

Address:	Address:

Date Received

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